Filed Pursuant to Rule 424(b)(3)

Registration No. 333-295416

PROSPECTUS

Soluna Holdings, Inc.

2,459,400 Shares of Common Stock

This prospectus relates to the resale of 2,459,400 shares of common stock, par value $0.001 per share (the “common stock”), of Soluna Holdings, Inc. (the “Company,” “we,” “our” or “us”) by the selling stockholders listed in this prospectus (the “Selling Stockholders”) comprised of (i) 2,400,000 shares of common stock (the “Warrant Shares”) issuable upon the exercise of the warrant (the “Warrant”) issued by the Company to YA II PN, LTD. (“YA”) on April 15, 2026 in connection with that certain Securities Purchase Agreement, dated April 15, 2026, by and between the Company and YA (the “SPA”) and (ii) 59,400 shares of common stock (the “Merger Shares” and together with the Warrant Shares, the “Shares”) issued or issuable to Harmattan Energy, Ltd. (formerly Soluna Technologies, Ltd.) (“HEL”) pursuant to the Merger Agreement (as defined below) in private placement offerings (the “Private Placements”). For additional information about the Private Placements, see “Private Placements.”

The Selling Stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the Shares on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” in this prospectus for more information. We will not receive any proceeds from the resale or other disposition of the Shares by the Selling Stockholders. Our registration of the Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Shares. See “Use of Proceeds” beginning on page 10 and “Plan of Distribution” beginning on page 11 of this prospectus for more information.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SLNH”. The last reported sale price for our common stock on April 28, 2026 on Nasdaq was $1.08.

You should read this prospectus, together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission, or the SEC, on March 30, 2026 and our other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of the shares of common stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2026.

ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement that we filed with the SEC, and that includes exhibits that provide more detail with respect to the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Stockholders, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the Selling Stockholders, are offering to sell or seeking offers to purchase the Shares in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Shares as to distribution of the prospectus outside of the United States.

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PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 7 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in the common stock described in this prospectus.

Corporate Overview

Our mission is to make renewable energy a global superpower by using computing as a catalyst. We develop, own, and operate digital infrastructure for energy-intensive computing applications by colocating data centers with renewable energy power plants. We refer to this model as Renewable Computing™.

Renewable Computing™ is designed to address two converging market conditions: increasing curtailment of renewable energy generation and growing demand for power-intensive computing applications, including artificial intelligence (“AI”), high-performance computing (“HPC”), and Bitcoin mining. By locating our data centers near renewable generation assets, we seek to convert underutilized energy into economically productive computing capacity.

We utilize two distinct data center designs to serve different computing markets. For our Bitcoin mining and hosting business, we deploy a modular data center design optimized for flexible, large-scale digital asset operations. For AI and HPC workloads, we are developing an AI-ready data center design intended to support higher-density compute environments and customer requirements associated with advanced computing infrastructure.

Our facilities are managed by MaestroOS™ (“MaestroOS”), our proprietary software platform, which analyzes factors such as local power pricing, weather conditions, grid demand, and market signals to optimize operating performance and power consumption across our operating assets.

Our business model is intended to enhance the monetization of renewable generation assets while supporting scalable digital infrastructure growth. We work with renewable energy developers and power partners to access low-cost or otherwise constrained energy resources. Our data centers operate on a behind-the-meter basis, enabling them to draw electricity directly from the co-located renewable power plant and from the grid through the plant’s existing interconnection and substation infrastructure. By accessing both sources of power, our facilities are able to meet their energy needs while maintaining operating flexibility. In certain markets, our facilities also participate in demand response programs that support grid reliability.

A key element of our strategy is the colocation of data centers directly with renewable generation assets. By building behind the meter at renewable generation sites, we are able to access both on-site generation and existing grid interconnection infrastructure, which we believe can improve power economics and accelerate development timelines.

With a repeatable development approach and an expanding pipeline of projects, we are seeking to scale a differentiated digital infrastructure platform that supports renewable power utilization, flexible computing capacity, and long-term value creation.

Recent Developments

Briscoe Wind Farm Acquisition

On April 1, 2026, Soluna DV Wind SponsorCo, LLC (the “Tranche C Borrower”), a wholly owned indirect subsidiary of the Company, entered into a Membership Interest Purchase Agreement (the “Briscoe MIPA”) with Briscoe Wind Project Holdings I, LLC, JPM Capital Corporation, and Morgan Stanley Wind LLC (collectively, the “Briscoe Sellers”), pursuant to which the Tranche C Borrower acquired one hundred percent (100%) of the issued and outstanding equity interests in Briscoe Wind Farm, LLC, a Delaware limited liability company (the “Briscoe Project Company”), from the Briscoe Sellers. The Briscoe Project Company owns an approximately 149.85 MW nameplate capacity wind generation project located in Briscoe and Floyd counties, Texas (the “Briscoe Project”). The closing of the acquisition (the “Briscoe Project Acquisition”) occurred simultaneously with the execution of the Briscoe MIPA on April 1, 2026. The aggregate closing payment under the Briscoe MIPA was approximately $53,000,000.

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Also on April 1, 2026, in connection with the Briscoe Project Acquisition, we caused the Existing Borrowers (as defined below) and the Tranche C Borrower (collectively, the “Borrowers”) to enter into Consent and Amendment No. 1 to the Credit Agreement and Amendment No. 1 to the Pledge Agreement (the “Amendment”, and the Credit and Gauranty Agreement, dated September 12, 2025, by and among Soluna DVSL ComputeCo, LLC, Soluna DVSL II ComputeCo, LLC, and Soluna KK I ComputeCo, LLC (collectively, the “Existing Borrowers”), Generate Lending, LLC, as administrative agent and collateral agent (the “Agent”), and Generate Strategic Credit Master Fund I-A, L.P. (the “Lender”), as amended by the Amendment, the “Amended Credit Agreement”) with the Agent and the Lender. The Amendment became effective on April 1, 2026.

Under the Amended Credit Agreement: (i) Tranche A-1 and Tranche A-3 loan commitments finance the Dorothy 1A Project and the Dorothy 2 Project, respectively; and (ii) Tranche B loan commitments finance the development and construction of the Kati Project. Among other changes, the Amendment: (i) adds the Tranche C Borrower as a new borrower and guarantor; (ii) establishes Tranche C loan commitments of $12,500,000 to finance the Briscoe Project Acquisition; (iii) adds the Briscoe Project Company as a guarantor following the acquisition; and (iv) includes the Briscoe Project as a new project under the Amended Credit Agreement.

Pursuant to the Amended Credit Agreement, the Company issued to Generate Strategic Credit Master Fund I-B, L.P., an affiliate of the Lender and the Agent, in a private placement: (i) a pre-funded warrant to purchase up to 700,000 shares of common stock; (ii) a common warrant to purchase up to 1,350,000 shares of common stock; and (iii) a common warrant to purchase up to 650,000 shares of common stock.

Project Dorothy 1A Acquisition

On April 15, 2026, Soluna Digital Inc. (the “Purchaser”), a wholly owned subsidiary of the Company, entered into a Membership Interests Purchase Agreement (the “D1A MIPA”), with Soluna SLC Fund I Projects Holdco LLC (the “D1A Seller”) and Soluna DVSL JVCo, LLC, a Delaware limited liability company (the “Dorothy 1A Project Company”), pursuant to which the Purchaser acquired 85.4% of the issued and outstanding Class B Membership Interests in the Dorothy 1A Project Company from the D1A Seller. The Dorothy 1A Project Company owns a wind-powered data center campus in Silverton, Texas focused on bitcoin hosting. The closing of the acquisition (the “Closing”) occurred simultaneously with the execution of the D1A MIPA on April 15, 2026. At the Closing, the Purchaser paid $6.0 million to the D1A Seller and an additional $10.5 million payment is due to the D1A Seller no later than July 1, 2026. Upon the Closing, the Purchaser owns 100% of the issued and outstanding membership interests of the Dorothy 1A Project Company.

In connection with the D1A MIPA, on April 15, 2026, we entered into a Securities Purchase Agreement (the “SPA”) with YA, pursuant to which we issued to YA a Promissory Note (the “Note”) payable to YA, providing for an unsecured loan in the aggregate principal amount of up to $12,000,000.

Pursuant to the SPA, Soluna Wind Holding, Inc., a wholly owned subsidiary of the Company (the “Guarantor”), entered into a Guaranty, dated April 15, 2026 (the “Guaranty”). Pursuant to the terms of the Guaranty, the Guarantor agreed to guarantee the complete performance and fulfillment of the Company’s obligations under the SPA and the Note.

Also pursuant to the SPA, we issued to YA the Warrant to purchase the Warrant Shares.

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Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company” under applicable SEC regulations. A smaller reporting company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including this prospectus, and reduced disclosure about our executive compensation arrangements;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended, on the effectiveness of our internal controls over financial reporting; and

●	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements, including this prospectus.

We will continue to be a smaller reporting company as long as we have a public float (determined as of the end of our second fiscal quarter) of less than $250 million or have annual revenues of less than $100 million as of the last fiscal year for which we have audited financial statements and a public float of less than $700 million.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

Soluna Holdings, Inc. (“SHI”), formerly known as Mechanical Technology, Incorporated, which was originally incorporated in the State of New York in 1961, reincorporated in the State of Nevada on March 29, 2021, and is headquartered in Albany, New York. Effective November 2, 2021, the Company changed its name from “Mechanical Technology, Incorporated” (or “MTI”) to “Soluna Holdings, Inc.” On October 29, 2021, Soluna Callisto Holdings, Inc. merged into Soluna Computing, Inc. (“SCI”), a private green data center development company and a subsidiary of SHI. MTI Instruments, Inc., a subsidiary of SHI, was sold on April 11, 2022. On March 23, 2021, our common stock commenced trading on the Nasdaq. We formed a wholly owned subsidiary of SHI on December 27, 2023, SDI. Effective December 31, 2023, SCI transferred substantially all of its assets to SHI or its subsidiaries, including SDI.

Our principal executive office is located at 325 Washington Avenue Extension, Albany, NY 12205, and our phone number is (516) 216-9257. Our principal website address is www.solunacomputing.com.

Information contained in, or accessible through, our website does not constitute part of this prospectus or registration statement and inclusions of our website address in this prospectus or registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

We make available free of charge on or through our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. The SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.

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THE OFFERING

Common Stock Offered by the Selling Stockholders	● Up to 2,400,000 Warrant Shares issuable to YA upon the exercise of the Warrant; and ● 59,400 Merger Shares issued or issuable to HEL pursuant to the Merger Agreement.

Use of Proceeds	We will not receive any proceeds from the Shares offered by the Selling Stockholders pursuant to this prospectus. Please see the section entitled “Use of Proceeds” on page 10 of this prospectus for a more detailed discussion.

National Securities Exchange Listing	Our common stock is currently listed on the Nasdaq Capital Market under the symbol “SLNH.”

Risk Factors	An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 7 of this prospectus. In addition before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 30, 2026, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

When we refer to the Selling Stockholders in this prospectus, we are referring to the Selling Stockholders identified in this prospectus and, as applicable, their permitted transferees, or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The above discussion and table are based on 141,347,055 shares of our common stock outstanding as of April 24, 2026, and excludes:

●	2,565 shares of our common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $21.53 per share;

●	$2,452,730 shares of our common stock underlying restricted stock units;

●	1,085,314 shares of our common stock issuable upon conversion of our Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”); and

●	27,549,840 shares of our common stock issuable upon the exercise of outstanding warrants, including pre-funded warrants, at a weighted average exercise price of $1.69 per share.

As of April 24, 2026, we had 4,920,045 shares of our 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), issued and outstanding, and 10,329 shares of our Series B Preferred Stock issued and outstanding.

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PRIVATE PLACEMENTS

YA Warrant

On April 15, 2026, the Purchaser entered into the D1A MIPA with the D1A Seller and the Dorothy 1A Project Company, pursuant to which the Purchaser acquired 85.4% of the issued and outstanding Class B Membership Interests in the Dorothy 1A Project Company from the D1A Seller. In connection with the D1A MIPA, on April 15, 2026, the Company entered into the SPA with YA, pursuant to which the Company issued to YA the Note, providing for an unsecured loan in the aggregate principal amount of up to $12,000,000.

Also pursuant to the SPA, on April 15, 2026, the Company issued to YA the Warrant to purchase the Warrant Shares. The issuance of the Warrant and the Warrant Shares pursuant to the SPA is and will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder.

Merger Shares

On October 29, 2021, we completed the Soluna Callisto Holdings, Inc. (“Soluna Callisto”) merger (the “Merger”) pursuant to a merger agreement (the “Merger Agreement”). The purpose of the Merger was for Soluna Computing, Inc. (formerly EcoChain, Inc.) (“SCI”) to acquire substantially all of the assets (other than those assets physically located in Morocco) formerly held by HEL, which assets consisted of SCI’s existing pipeline of certain cryptocurrency mining projects that HEL previously transferred to SCI, which was formed expressly for this purpose, and to provide SCI with the opportunity to directly employ or retain the services of four individuals whose services it had retained through HEL prior to the Merger. As a result of the Merger, each share of common stock of Soluna Callisto issued and outstanding immediately prior to the effective time of the Merger, other than shares owned by the Company or any of its subsidiaries, was canceled and converted into the right to receive a proportionate share of up to 118,800 shares of common stock of Mechanical Technology, Incorporated, payable upon the achievement of certain milestones.

Due to the satisfaction of conditions in the Merger Agreement regarding energization and retention of employees and the consent of SCI US Holdings LLC (as required under the Merger Agreement), (i) we issued to HEL 17,820 shares of common stock on October 8, 2025 and 10,692 shares of common stock on February 6, 2026, and (ii) a total of 30,888 shares of common stock remain available for issuance to HEL through October 29, 2026 (collectively, the “Merger Shares”).

The issuances of the Merger Shares pursuant to the Merger Agreement were and will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

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RISK FACTORS

Before purchasing our common stock you should carefully consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and any subsequent updates described in our Quarterly Reports on Form 10-Q. For a description of these reports and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain, and our officers and representatives may from time to time make, forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about the following:

●	the availability of financing opportunities, risks associated with economic conditions, dependence on management and conflicts of interest;

●	the ability to service debt obligations and maintain flexibility in respect of debt covenants;

●	economic dependence on regulated terms of service and electricity rates;

●	the speculative and competitive nature of the technology sector;

●	our ability to attract and retain hosted customers for our hosting operations;

●	dependency in continued growth in blockchain and cryptocurrency usage;

●	lawsuits and other legal proceedings and challenges;

●	conflict of interests with directors and management;

●	government regulations;

●	our ability to construct and complete the anticipated expansion of our data centers;

●	the impact of global economic and market conditions and political developments on our business, including, among others, tariffs, rising inflation and capital market disruptions, economic sanctions, bank failures, regional conflicts around the world, and economic slowdowns or recessions that may result from such developments which could harm our research and development efforts as well as the value of our common stock and our ability to access capital markets; and

●	other risks and uncertainties.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein and in the documents incorporated by reference herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 7 of this prospectus, in our Annual Report on Form 10-K or in other reports we file with the SEC.

Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all of our forward-looking statements by these cautionary statements. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

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SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition by the Selling Stockholders identified in the table below of (i) 2,400,000 Warrant Shares issuable to YA upon the exercise of the Warrant and (ii) 59,400 Merger Shares issued or issuable to HEL pursuant to the Merger Agreement. For additional information regarding the Shares included in this prospectus, see the section titled “Private Placements.” We are registering the Shares included in this prospectus in order to permit the Selling Stockholders to offer such Shares for resale from time to time. The term “Selling Stockholders” includes the stockholders listed in the table below and their permitted transferees.

The table below sets forth, as of April 24, 2026, the following information regarding the Selling Stockholders:

●	the names of the Selling Stockholders;

●	the number of shares of common stock owned by the Selling Stockholders prior to this offering, without regard to any limitations on exercises;

●	the number of shares of common stock to be offered by the Selling Stockholders in this offering;

●	the number of shares of common stock to be owned by the Selling Stockholders assuming the sale of all of the Shares covered by this prospectus; and

●	the percentage of our issued and outstanding shares of common stock to be owned by the Selling Stockholders assuming the sale of all of the Shares covered by this prospectus, based on the number of shares of our common stock issued and outstanding as of April 24, 2026.

Except as described otherwise, the number of shares of common stock beneficially owned by the Selling Stockholders has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of common stock that the Selling Stockholders have the right to acquire within 60 days of April 24, 2026.

All information with respect to the common stock ownership of the Selling Stockholders has been furnished by or on behalf of the Selling Stockholders. We believe, based on information supplied by the Selling Stockholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholders have sole voting and dispositive power with respect to the shares of common stock reported as beneficially owned by the Selling Stockholders. Because the Selling Stockholders identified in the table may sell some or all of the shares of common stock beneficially owned by them and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, no estimate can be given as to the number of shares of common stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock they beneficially own in transactions exempt from the registration requirements of the Securities Act after the date on which they provide the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholders will sell all of the shares of common stock owned beneficially by them that are covered by this prospectus, but will not sell any other shares of common stock that they presently own. Except in connection with the transactions contemplated by the SPA, Merger Agreement, Standby Equity Purchase Agreement entered into between the Company and YA on August 12, 2024, and Standby Equity Purchase Agreement entered into between the Company and YA on March 24, 2026, neither the Selling Stockholders, nor any persons (entities or natural persons) who have control over the Selling Stockholders, have held any position or office, or have otherwise had any material relationship with us or any of our subsidiaries within the past three years.

Name of Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering	Percentage of Shares of Common Stock Owned After Offering (1)
YA II PN, LTD.(2)	2,735,976	(3)	2,400,000		335,976	*	%
Harmattan Energy, Ltd.(4)	28,512	(5)	59,400	(6)	0	0

*Less than 1%

(1)	Based upon the number of shares of common stock outstanding on April 24, 2026.
(2)	YA II PN, LTD. is a fund managed by Yorkville Advisors Global II, LP (the “Manager”). Yorkville Advisors Global II, LLC is the General Partner of the Manager. Investment decisions for YA are made by Mr. Mark Angelo, and Mr. Angelo may therefore be deemed to hold voting and dispositive power with respect to such shares. The business address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.
(3)	Consists of (i) 335,976 shares of common stock and (ii) the 2,400,000 Warrant Shares issuable upon exercise of the Warrant. The actual number of shares that may be acquired by YA is not currently known. The shares of common stock issuable upon exercise of the Warrant are subject to a beneficial ownership limitation of 4.99%, which limitation restricts YA from exercising that portion of the Warrant that would result in YA and its affiliates owning upon such exercise a number of shares of our common stock in excess of the beneficial ownership limitation of 4.99%.
(4)	The business address of HEL is 776a 6th Avenue, 2nd Floor, New York, NY 10001. Matthew Lipman, a member of our board of directors, currently serves as a member of the board of directors and President of HEL.
(5)	Consists of 28,512 shares of common stock issued to HEL.
(6)	Consists of (i) 28,512 shares of common stock issued to HEL, and (ii) 30,888 shares of common stock that remain available for issuance to HEL through October 29, 2026 pursuant to the Merger Agreement.

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USE OF PROCEEDS

The Shares to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of the Shares in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors in-interest may, from time to time, sell any or all of the Shares on any stock exchange, market or trading facility on which the Shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	on the Nasdaq or any national securities exchange or quotation service on which shares of our common stock may be listed or quoted at the time of sale;

●	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	distribution of the securities by the Selling Stockholders to their partners, members, equityholders or creditors;

●	underwritten offerings;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale, or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	through the writing or settlement of options on the Shares, swaps or other derivatives transactions, whether through an options or derivatives exchange or otherwise;

●	through put or call transactions relating to the Shares;

●	pledges of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the Shares;

●	to cover short sales made after the date that this registration statement is declared effective by the SEC;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per Share;

●	sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Stockholders may also sell the Shares under Rule 144 promulgated under the Securities Act or another exemption, if available, rather than under this prospectus. The Selling Stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of Shares if they deem the purchase price to be unsatisfactory at any particular time.

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The Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. It is possible that the Selling Stockholders will attempt to sell Shares in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the Shares offered in this prospectus will be issued to, or sold by, the Selling Stockholders. The Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the Shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the Shares, but excluding brokerage commissions or underwriter discounts.

The Selling Stockholders, alternatively, may sell all or any part of the Shares offered in this prospectus through an underwriter. The Selling Stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The Selling Stockholders may pledge their Shares to their brokers under the margin provisions of customer agreements. If the Selling Stockholders default on a margin loan, the broker may, from time to time, offer and sell the pledged Shares. The Selling Stockholders and any other persons participating in the sale or distribution of the Shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the Shares by, the Selling Stockholders or any other such person. In the event that the Selling Stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the Selling Stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the Selling Stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the Shares.

If the Selling Stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the Shares, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the Selling Stockholders and the broker-dealer.

We cannot assure you that the Selling Stockholders will sell all or any portion of the Shares registered pursuant to this Registration Statement. The Selling Stockholders may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse it for certain expenses.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended (the “Articles of Incorporation”) and our Bylaws (the “Bylaws”), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

We have authorized capital stock consisting of 375,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 6,040,000 shares have been designated as shares of Series A Preferred Stock and 187,500 have been designated as Series B Preferred Stock, as of April 29, 2026. Unless stated otherwise, the following discussion summarizes the terms and provisions of our Articles of Incorporation and our Bylaws. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation and our Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Nevada Revised Statutes, as amended (the “NRS”). For a description of the terms of our preferred stock, see Exhibit 4.8 to our Annual Report on Form 10-K, filed with the SEC on March 30, 2026.

Common Stock

Voting rights

The holders of our common stock are entitled to one vote per share held on all matters on which a vote of our common stockholders is taken. Stockholders do not have cumulative voting rights in the election of directors. The election of directors of the Company is decided by plurality vote and all other questions are decided by a majority of the votes cast by our stockholders present in person or by proxy, except as otherwise required by the NRS or our Articles of Incorporation. Our Articles of Incorporation provide that notwithstanding any other provision of our Articles of Incorporation or our Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation, or the Bylaws), any director or the entire Board of Directors of the Company (the “Board”) may be removed at any time, but only for cause upon the affirmative vote of 75% or more of the outstanding shares of capital stock entitled to vote for the election of directors at a meeting called for that purpose.

The Board is divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors, with the terms of the classes scheduled to expire in successive years. At each annual meeting of the Company’s stockholders, the stockholders elect the members of a single class of directors for three-year terms.

Dividends

The holders of our common stock are entitled to receive dividends when, as, and if declared by the Board, out of funds legally available therefor.

Liquidation

Except as otherwise provided under our Articles of Incorporation (including the terms of any preferred stock), upon liquidation, dissolution, or the winding up of the Company, holders of our common stock are entitled to receive any remaining assets of the Company in proportion to the respective number of shares held after payment of and reservation for Company liabilities.

Preemptive Rights

The holders of shares of our common stock do not have any preemptive right to subscribe for or purchase any shares of any class or series of our capital stock.

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Redemption Rights

Shares of our common stock are not subject to redemption by the Company. To the extent that the Company issues additional shares of common stock, the relative interest in the Company of existing stockholders will likely be diluted.

Anti-Takeover Effects of Certain Provisions of Our Articles of Incorporation and Bylaws, and Nevada Law

Our Articles of Incorporation and Bylaws contain provisions and terms that may delay, defer, or prevent a tender offer or change in control of the Company that a stockholder might consider to be in his, her, or its best interests, including attempts that might result in a premium being paid over the market price for shares of our common stock. The Company expects that such provisions and terms may have the effect of discouraging extraordinary corporate transactions with respect to the Company, such as hostile takeover bids, and will instead encourage any potential acquiror of the Company to first correspond with our Board. These provisions and terms include:

●	Special meetings of stockholders may only be called by the by the chairman of the board or the chief executive officer, or, if there be no chairman of the board and no chief executive officer, by the president, and shall be called by the secretary upon the written request of at least a majority of the Board or the holders of not less than a majority of the voting power of the Company’s stock entitled to vote.

●	The Company maintains a classified Board that is divided into three classes serving for respective three-year terms. As a result, it would take at least two successive annual meetings of shareholders to replace a majority of the members of our Board.

●	Vacancies on the Board may be filled by majority vote of remaining directors then in office, even if less than a quorum, with the individual elected to serve for the remainder of the unexpired term.

●	Any director of the Company may be removed from service as a director only after the affirmative vote of 75% or more of outstanding shares of stock entitled to vote for the election of directors, at a meeting called for that purpose.

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We made an election to opt out of these statutes in our original articles of incorporation and have not amended such provision.

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Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elect to restore such voting rights. These laws will apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority, or (3) a majority or more of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our Articles of Incorporation or Bylaws are not timely amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Further, NRS 78.139 provides that directors may resist a change or potential change in control of a corporation if the board of directors determines that the change or potential change in control is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

We expect the existence of these provisions may have an anti-takeover effect with respect to transactions that our Board does not approve in advance and could result in making it more difficult to accomplish transactions that our stockholders may see as beneficial such as (i) discouraging business combinations that might result in a premium over the market price for the shares of our common stock; (ii) discouraging hostile takeovers which could inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts; and (iii) preventing changes in our management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC (the “Transfer Agent”) (formerly: American Stock Transfer & Trust Company, LLC). The Transfer Agent’s address is 48 Wall Street, 23rd Floor, New York, NY 10005.

National Securities Exchange Listing

Our common stock is currently listed on Nasdaq under the symbol “SLNH.”

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LEGAL MATTERS

The validity under Nevada law of the shares of our common stock offered hereby will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Certain legal matters in connection with the common stock offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Soluna Holdings, Inc. and its subsidiaries as of December 31, 2025 and 2024, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years then ended have been audited by UHY LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus. Pursuant to SEC rules, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and to the registration statement and the exhibits and schedules to the registration statement of which this prospectus forms a part. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.solunacomputing.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 30, 2026;

●	our Current Reports on Form 8-K filed with the SEC on January 20, 2026, March 31, 2026, April 3, 2026, April 15, 2026, and April 17, 2026 (other than any portions thereof deemed furnished and not filed); and

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 22, 2021, as updated by the Description of Securities set forth on Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 30, 2026, including any amendments thereto or reports filed for the purposes of updating this description.

All other reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date that this registration statement becomes effective and after the date of this prospectus but before the termination of the offering of shares of common stock described in this prospectus shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Soluna Holdings, Inc.

325 Washington Avenue Extension

Albany, NY 12205

(518) 218-2550

Attn: Christopher Gandolfo

hello@soluna.io

You may also access these filings on our website at www.solunacomputing.com. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

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2,459,400 Shares of Common

PROSPECTUS

May 8, 2026.